UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 10, 2025 (March 6, 2025)

Senti Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40440	86-2437900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 239-2030
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 7, 2025, the Board of Directors (the “Board”) of Senti Biosciences, Inc. (the “Company”) approved the appointment of Feng Hsiung to the Board, pursuant to the terms of a letter agreement dated as of December 2, 2024, by and between the Company and Celadon Partners SPV 24. In connection with Mr. Hsiung’s appointment, the Board approved an increase in the authorized number of members of the Board from six (6) to seven (7) members. Mr. Hsiung was appointed to fill the vacancy created by the foregoing increase in the size of the Board, as a Class III director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2028 (if elected by the Company’s stockholders at the annual meeting of the Company’s stockholders in 2025) or until his earlier resignation, death or removal.

Mr. Hsiung, age 50, is the Founder, Chief Investment Officer and Chief Executive Officer of Acion Partners, an investment advisor firm that has a strategic partnership with KKR and invests across industries. From 2007 through 2014, Mr. Hsiung was a Partner and the Chief Executive Officer (Asia) at York Capital. He started its Asia business as the initial employee in 2007, and launched and co-managed the York Asian Opportunities Master Fund. Mr. Hsiung is a member of the Young Presidents’ Organization since 2013 and the President of Raising Investment Corporation, the holding company for his family interests in freight forwarding and contract logistics. Mr. Hsiung holds a B.A. from Dartmouth College. The Company believes Mr. Hsiung is qualified to serve on the Board because of his extensive business, finance and investment experience.

Mr. Hsiung will be compensated for his service as a non-employee director in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, which was approved by the Board on March 7, 2025 and is further described in Item 8.01 below, and was granted an initial option award to purchase 43,900 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Company’s Amended and Restated 2022 Equity Incentive Plan (the “A&R Plan”), which will vest in equal monthly installments over three years from its grant date, subject to Mr. Hsiung’s continued service on the Board; provided, that upon a Change of Control (as defined in the A&R Plan), all shares of Common Stock subject to the option shall become fully vested and exercisable, provided, further, however, that all vesting shall cease if Mr. Hsiung resigns from the Board or otherwise ceases to serve as a director of the Company, unless the Company and Mr. Hsiung have entered into a written agreement for Mr. Hsiung to provide uninterrupted services to the Company in a capacity other than as a director at such time or prior to such time Mr. Hsiung resigns from or ceases to serve as a director, and such written agreement expressly states that such services constitute Continuous Service (as defined in the A&R Plan), in which case, all vesting shall cease upon termination of the Continuous Service. As a non-employee director, Mr. Hsiung will also be eligible to receive an annual stock option grant to purchase 21,950 shares of Common Stock, as well as annual cash retainers of $35,000 for serving as a member of the Board.

Mr. Hsiung has no family relationship with any of the executive officers or directors of the Company. Mr. Hsiung is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and, except as described above, there are no arrangements or understandings between Mr. Hsiung and any other persons pursuant to which he was selected as director.

In connection with Mr. Hsiung’s election to the Board, Mr. Hsiung will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-4, as amended (File No. 333- 262707) filed with the Securities and Exchange Commission on May 10, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Hsiung for certain expenses, including attorneys’ fees, judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

Composition of the Audit Committee

Effective March 7, 2025, Brenda Cooperstone, who was previously appointed as a member of the Audit Committee of the Board (the “Audit Committee”), tendered her resignation as a member of the Audit Committee. Ms. Cooperstone continues to serve as a member of the Board and the Compensation Committee of the Board (the “Compensation Committee”).

On March 7, 2025, upon the recommendation of its Nominating and Corporate Governance Committee, the Board unanimously appointed Feng Hsiung to serve as a member of the Audit Committee in addition to serving as a member of the Board, effectively immediately. In addition to the annual stock option grant and the annual cash retainers for serving as a member of the Board, Mr. Hsiung will be eligible to receive $7,500 annually for serving as a member of the Audit Committee. Following this appointment, the Audit Committee is now comprised of Fran Schulz (Chair), Feng Hsiung and Ed Mathers.

Amended and Restated 2022 Equity Incentive Plan

On March 6, 2025, at the Company’s Special Meeting of Stockholders (the “Special Meeting”) the Company’s stockholders approved the A&R Plan, which (i) increased the number of shares of Common Stock available for issuance under the Company’s 2022 Equity Incentive Plan by an additional 4,300,000 shares, (ii) increased the number of shares that may be issued pursuant to incentive stock options to an aggregate number of shares reserved for issuance under the A&R Plan as of the date that stockholders approved the A&R Plan and (iii) extended the term of the plan to the tenth anniversary of the date that stockholders approved the A&R Plan.

The A&R Plan was previously approved, subject to stockholder approval, by the Board. The summary of the A&R Plan contained herein is qualified in its entirety by the full text of the A&R Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Board previously granted the following option awards to the Company’s executive officers and employees contingent on the stockholders’ approval of the A&R Plan (collectively, the “Contingent Grants”). Each Contingent Grant will vest and become exercisable over four years, with 3/48th of the Contingent Grant vesting on March 31, 2025 and the remainder vesting in 45 equal monthly installments thereafter, subject to the grantee’s continued service through the applicable vesting date; provided that no portion of the Contingent Grants may be exercised prior to the date that the shares subject to the Contingent Grants are covered by an effective Registration Statement on Form S-8. The Contingent Grants are intended to incentivize and reward the Company’s executive officers and employees for their continued dedication to the Company and the long-term success of its stockholders.

Following the stockholders’ approval of the A&R Plan, on March 7, 2025, the Board granted certain restricted stock units (the “RSUs”) to certain of the Company’s executive officers, that will vest over three years, with 1/3rd of the RSUs vesting on each anniversary of the grant date, subject to the grantee’s continued service through the applicable vesting date; provided that no portion of the RSUs may vest prior to the date that the shares subject to the RSUs are covered by an effective Registration Statement on Form S-8.

Amended and Restated 2022 Equity Incentive Plan	Grants to Executive Officers
Name and position	Contingent Grants(1)	RSUs (2)
Timothy Lu, M.D., Ph.D., Chief Executive Officer	1,927,073	642,358
Kanya Rajangam, M.D., Ph.D., President, Head of Research and Development and Chief Medical Officer	235,088	78,363
Jay Cross, Chief Financial Officer	-	-
All current executive officers as a group	2,162,161	720,721
(1)	This column corresponds to the number of shares of Common Stock subject to the Contingent Grants granted on December 20, 2024.
(2)	This column corresponds to the number of shares of Common Stock subject to the RSUs granted on March 7, 2025.

Item 8.01. Other Events.

Amendment to 2022 Inducement Plan

The Board previously approved and adopted the 2022 Inducement Plan (the “Inducement Plan”), pursuant to which awards could be made to new employees under the Inducement Plan for up to 2,000,000 shares of Common Stock as a material inducement to such persons entering into employment with the Company.

On March 7, 2025, the Board, upon recommendation of the Compensation Committee, adopted an amended and restated 2022 Inducement Plan (the “A&R Inducement Plan”) such that, among other things, an additional 500,000 shares of Common Stock were reserved for issuance under the A&R Inducement Plan.

The A&R Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the A&R Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board or the board of directors or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

The foregoing is a summary of the material terms of the A&R Inducement Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the A&R Inducement Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference herein.

Amended and Restated Non-Employee Director Compensation Policy

As part of a regular review of the corporate governance practices and compensation policies of the Company and in an effort to continue to attract and retain qualified members of the Board, after consultation with compensation consultants and upon recommendation of the Compensation Committee, the Board approved an Amended and Restated Non-Employee Director Compensation Policy (the “A&R Non-Employee Director Compensation Policy”), which provides annual cash and equity compensation for non-employee members of the Board (“Non-Employee Directors”), on the terms and conditions contained therein. The A&R Non-Employee Director Compensation Policy is intended to enable the Company to attract and retain qualified Non-Employee Directors, provide them with compensation at a level that is consistent with the Company’s compensation objectives, and in the case of equity-based compensation, align the Non-Employee Directors’ interests with those of the Company’s stockholders. The A&R Non-Employee Director Compensation Policy is effective as of March 7, 2025 (the “Effective Date”).

Pursuant to the A&R Non-Employee Director Compensation Policy, (i) each newly appointed or elected Non-Employee Director will receive an option grant to purchase 43,900 shares of Common Stock and (ii) each continuing Non-Employee Director will be eligible to receive an option grant to purchase 21,950 shares of Common Stock on the date of the Company’s annual meeting of stockholders, beginning on the Effective Date. In addition, each Non-Employee Director will be eligible to receive an annual cash retainer as well as additional annual retainers for committee membership as provided in the A&R Non-Employee Director Compensation Policy.

The foregoing description of the A&R Non-Employee Director Compensation Policy is not complete and is subject to and qualified in its entirety by reference to the A&R Non-Employee Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Grants to Non-Employee Directors

In conjunction with the implementation of the A&R Non-Employee Director Compensation Policy, the Board approved the grant of options to purchase 43,900 shares of Common Stock to each continuing Non-Employee Director of the Company, effective as of March 7, 2025. Accordingly, each of Brenda Cooperstone, Edward Mathers, Fran Schulz, James (Jim) Collins and Donald Tang received an option to purchase 43,900 shares of Common Stock, which option shall vest in full on the first anniversary of the date of grant, subject to the Non-Employee Director’s continued service on the Board through the applicable vesting date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Senti Biosciences, Inc. Amended and Restated 2022 Equity Incentive Plan and the forms of award agreements thereunder.
10.2
Senti Biosciences, Inc. Amended and Restated 2022 Inducement Plan and the forms of award agreements thereunder (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on March 7, 2025).

10.3*	Senti Biosciences, Inc. Amended and Restated Non-Employee Director Compensation Policy.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025	SENTI BIOSCIENCES, INC.

	By:	/s/ Timothy Lu
	Name:	Timothy Lu, M.D., Ph.D.
	Title:	Chief Executive Officer